Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Amit Tandon, Chairman of the Board and Chief Executive Officer of Emissary Capital Group, Inc. f/k/a Cavalier Holdings, Inc.  (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ending December 31, 2008  of the Company (the “Report”):

1.      The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 22,  2009

/s/ Amit Tandon
Amit Tandon
Chairman of the Board and
Chief Executive Officer